UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 1, 2009

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On May 13, 2009, Verizon Communications Inc. (Verizon) announced a definitive agreement with Frontier Communications Corporation (Frontier). The agreement resulted in Verizon establishing a separate entity for its local exchange and related business assets in all or parts of 14 states that would, at the closing of this transaction, merge with and into Frontier. This entity will be comprised of the local exchange business and related landline activities of Verizon in the states of Arizona, parts of California, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia and Wisconsin, including Internet access and long distance services and broadband video provided to designated customers in those states. The completion of the transaction is subject to the satisfaction of conditions, including the receipt of the applicable regulatory approvals.

Prior to the announcement of the definitive agreement with Frontier, financial statements were not historically prepared for this entity, as it was not operated as a separate business. However, Verizon has prepared combined special-purpose financial information for Verizon’s Separate Telephone Operations, consistent with the results of operations, financial position and cash flows of this entity before pro forma adjustments, for specified periods through June 30, 2009 for inclusion in Frontier’s proxy statement relating to this transaction and a debt offering document. Subsequently, Verizon prepared and provided summarized combined results of operations and capital expenditures for Verizon’s Separate Telephone Operations for the three and nine months ended September 30, 2009 for informational purposes and provided them to Frontier as follows:

(dollars in millions) (unaudited)	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Operating Revenues	$1,007	$3,081

Operating Expenses
Cost of services and sales (exclusive of items shown below)	331	1,008
Selling, general and administrative expense (1)	382	980
Depreciation and amortization expense	201	589

Total Operating Expenses	914	2,577

Operating Income	93	504

Interest expense	(24)	(72)

Income Before Provision for Income Taxes	69	432

Income tax provision	(25)	(151)

Net Income	$44	$281

Capital Expenditures	$129	$408

(1)	Pension settlement losses of $154 million and $293 million were recorded during the three and nine months ended September 30, 2009, respectively, related to employees that received lump-sum distributions primarily resulting from previous separation plans in which prescribed payment thresholds have been reached.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	December 1, 2009	/s/ ROBERT J. BARISH
Robert J. Barish
Senior Vice President and Controller